EXHIBIT 99.1

Investor Relations: Brian Norris Acme Packet +1 781-328-4790 bnorris@acmepacket.com	Media Contact: Andrea Joest Lovas Connect2 Communications +1.919.554.3532 x110 andrea@connect2comm.com

Acme Packet Expands Board of Directors with Addition of Former Avaya COO Michael Thurk

– 35 Year Industry Veteran Adds IP Communications and Enterprise Networking Experience –

BURLINGTON, MA. – October 27, 2008 – Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today announced that Mr. Michael Thurk, former Chief Operating Officer of Avaya, Inc., has been appointed to the Company’s Board of Directors effective immediately.

“We are delighted to have Mike join the Board of Directors at this time in our Company’s growth,” said Mr. Andrew Ory, President and Chief Executive Officer of Acme Packet, Inc. “He adds nearly 35 years of experience in the telecommunications, data networks, optical networks and IP communications industries and has held executive roles at such market leaders as Avaya, Ericsson, and Digital Equipment.  We look forward to Mike’s contributions and counsel as we continue to expand our reach beyond the traditional service provider market and into the rapidly emerging enterprise and contact center markets.”

Mr. Thurk is currently the managing partner for Mariposa Consulting, LLC, providing business and technical consulting for emerging communications companies.  From 2006 to 2008, Mr. Thurk was Chief Operating Officer of Avaya, a leading global provider of business communications applications, systems and services.  He has also served in other roles during his career at Avaya which started in 2002, including President of Avaya’s Global Communications Solutions.  Before that, Mr. Thurk was with Ericsson (NASDAQ: ERIC), where he served as Executive Vice President of the Data Backbone and Optical Networks group.  Prior to that,

Mr. Thurk served as President and Chief Executive Officer of Massachusetts-based Xyplex Networks, a network equipment developer.  Earlier in his career, Mr. Thurk served as Vice President of Marketing and Services for General Datacomm, a provider of networking services and an array of access and transport communications products.  He has also held various executive roles at Digital Equipment Corporation.  Mr. Thurk currently serves on the Board of Directors of RMI Corporation, a fabless semiconductor company, and ANSYS, Inc. (NASDAQ: ANSS), a global innovator of simulation software and technologies.  Mr. Thurk is a graduate of both Purdue University and Babson College and has completed the AMD program at the University of INSEAD in France.

Mr. Thurk will serve as an independent director of the Company within the meaning of the Marketplace Rules of the NASDAQ Stock Market, LLC.  The Company has notified NASDAQ that as a result of Mr. Thurk’s appointment to the Board of Directors, a majority of the Board is again comprised of independent directors as required by Nasdaq Marketplace Rule 4350(c)(1).

About Acme Packet, Inc.

Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, enables the delivery of trusted, first class interactive communications—voice, video and multimedia sessions—and data services across IP network borders. Our Net-Net family of session border controllers, multiservice security gateways and session routing proxies supports multiple applications in service provider, large enterprise and contact center networks—from VoIP trunking to hosted enterprise and residential services to fixed-mobile convergence. They satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks; and support multiple protocols—SIP, H.323, MGCP/NCS and H.248—and multiple border points—interconnect, access and data center. Our products have been selected by more than 540 customers in 84 countries, including 29 of the top 30, and 85 of the top 100 service providers in the world. For more information, contact us at +1 781.328.4400, or visit www.acmepacket.com.

Acme Packet Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our position in the session border control market, our ability to successfully deploy our products, our expected financial and operating results, our ability to expand beyond the service provider market, our ability to build and grow Acme Packet, the benefits and advantages of our products, including any enhancements or new features, services and programs, and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: difficulties in growing our customer base, difficulties leveraging market opportunities, difficulties providing solutions that meet the needs of customers, poor product sales, long sales cycles, difficulty developing new products, difficulty in relationships with vendors and partners, higher risk in international operations, difficulty managing rapid growth, and increased competition. Additional factors that could cause actual results to differ materially form those projected or suggested in any forward-looking statements are contained in our recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

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